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                                                                    EXHIBIT 99.1


(INTEGRATED ELECTRICAL SERVICES LOGO)                           NEWS RELEASE

                                 Contacts:  H. Roddy Allen, CEO
                                            David A. Miller, CFO
                                            Integrated Electrical Services, Inc.
                                            713-860-1500

FOR IMMEDIATE RELEASE

                                            Ken Dennard / ksdennard@drg-e.com
                                            Karen Roan / kcroan@drg-e.com
                                            DRG&E / 713-529-6600


                    INTEGRATED ELECTRICAL SERVICES ANNOUNCES
                            SURETY BONDING AGREEMENT

         HOUSTON -- January 19, 2005 -- Integrated Electrical Services, Inc. (NYSE: IES) today announced that it has reached a new agreement with its surety bond provider to provide surety bonds to the company at acceptable rates. As permitted in the December 10, 2004 Amendment to IES' credit facility, accounts receivable and certain other assets related to existing bonded projects that were previously pledged as collateral to the banks have been pledged to the company's surety provider. IES was not required to provide additional cash collateral or letters of credit as part of this agreement. The company expects to file this surety agreement on form 8-K with the Securities and Exchange Commission on or before January 21, 2005.

         IES' CEO, Roddy Allen, stated, "We view this agreement as positive and believe it will further expand the opportunities available to IES and its subsidiaries. We have issued several million dollars of surety bonds and expect to issue further surety bonds related to recently awarded projects. New surety bonds will be considered each month depending on certain conditions. Additionally, IES with the approval of its current surety provider is committed to bringing in a co-surety to further expand bonding capacity and fulfill our bonding needs.

         Integrated Electrical Services, Inc. is a leading national provider of electrical solutions to the commercial and industrial, residential and service markets. The company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.

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This Press Release includes certain statements that may be deemed to be
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future operating results or our ability to generate sales, income, or cash flow, potential difficulty in addressing material weaknesses in the Company's accounting systems that have been identified to the Company by its independent auditors, potential limitations on our ability to access the credit line under our credit facility, litigation risks and uncertainties, fluctuations in operating results because of downturns in levels of construction, incorrect estimates used in entering into and executing contracts, difficulty in managing the operation of existing entities, the high level of competition in the construction industry, changes in interest rates, the general level of the economy, increases in the level of competition from other major electrical contractors, increases in costs of labor, steel, copper and gasoline, limitations on the availability and the increased costs of surety bonds required for certain projects, inability to reach agreement with surety company or a co-sureties to provide sufficient bonding capacity, risk associated with failure to provide surety bonds on jobs where we have commenced work or are otherwise contractually obligated to provide surety bonds, loss of key personnel, inability to reach agreement for planned sales of assets, business disruption and transaction costs attributable to the sale of business units, costs associated with the closing of business units, unexpected liabilities associated with warranties or other liabilities attributable to the retention of the legal structure of business units where we have sold substantially all of the assets of the business unit, inability to fulfill the terms of the required payments under the credit facility, difficulty in integrating new types of work into existing subsidiaries, errors in estimating revenues and percentage of completion on contracts, and weather and seasonality. The foregoing and other factors are discussed and should be reviewed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended September 30, 2004.


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